[accounting firm letterhead]

Exhibit 23.1





                        INDEPENDENT ACCOUNTANTS' CONSENT


     I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ISO BLOCK PRODUCTS USA, INC., and any amendments thereto, and in any related Prospectus, of my auditor's report dated April 28, 2000 accompanying the financial statements of ISO BLOCK PRODUCTS USA, INC. included in their annual report on Form 10-KSB for the fiscal year end March 31, 2000.

                                                /s/ Larry O'Donnell
                                                -------------------
                                                Larry O'Donnell


Aurora, Colorado
July 11, 2000